UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2014

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,

San Francisco, California  94108

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities.

On April 10, 2014, the Company entered into a definitive agreement (the “Stock Purchase Agreement”) for the sale and issuance of 416,667 shares of Common Stock at a price per share of $0.06, resulting in total cash proceeds to the Company of $25,000 (the “Third Closing”).  Use of proceeds was partial repayment of debt and payments under a previously agreed litigation settlement with the balance of proceeds used for working capital and general corporate purposes. For each share of Common Stock purchased, the investors received a warrant to purchase 0.25 shares of Common Stock at a price of $0.08 per share, for a term of five years.  A total of 104,166 warrants were issued in the Third Closing.  On April 16, 2014, the Company entered into a definitive agreement for the sale and issuance of 416,667 shares of Common Stock at a price per share of $0.06, resulting in total cash proceeds to the Company of $25,000 (the “Fourth Closing”). 104,166 warrants were issued in the Fourth Closing. The Third and Fourth Closings were on identical terms and conditions to those of the First Closing as described in the Company’s Form 8-K dated April 2, 2014. The Stock Purchase Agreement is incorporated herein by reference.

No underwriters, underwriting discounts or commissions were involved in the Third or Fourth Closings.

Item 9.01(d)	Exhibits

10.49	Form of Stock Purchase Agreement dated April 10, 2014 and April 16, 2014, incorporated herein by reference to the Company’s Current Report on Form 8-K dated April 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: April 17, 2014	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer